UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 27, 2026

ARES MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067
(Address of principal executive office) (Zip Code)
(310) 201-4100
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ARES	New York Stock Exchange
6.75% Series B mandatory convertible preferred stock, par value $0.01 per share	ARES.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2026 (the “Closing Date”), Ares Holdings L.P., a Delaware limited partnership (“Ares Holdings” or the “Borrower”) and certain subsidiaries of Ares Management Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), by and among Ares Holdings, as borrower, the subsidiaries of the Company party thereto, as guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent, that provides a term loan facility in an aggregate commitment amount of $400 million. The term loan facility under the Credit Agreement has a final maturity date of March 27, 2029 and was fully funded at closing.

Loans under the Credit Agreement bear interest, at the Borrower’s option, at a floating rate, which can be, at the Borrower’s option, either (a) the Term SOFR Rate (as defined in the Credit Agreement) plus an applicable margin or (b) the Base Rate (as defined in the Credit Agreement) plus an applicable margin, in each case, determined based on the Company’s senior long-term unsecured debt ratings. The obligations under the Credit Agreement are guaranteed by certain subsidiaries of the Company.

The Credit Agreement contains various covenants, including, but not limited to, restrictions on the Borrower and its subsidiaries’ ability to incur indebtedness, grant liens, make investments, merge or consolidate into other companies, dispose of material assets and make dividends or other distributions, in each case, subject to various exceptions. The Credit Agreement requires the maintenance of a net debt to Adjusted EBITDA (as defined in the Credit Agreement) ratio not to exceed 4.00 to 1.00 as of the end of any four fiscal quarter period of the Company, and Assets Under Management (as defined in the Credit Agreement) must remain equal to or greater than $179,825,526,099.

The Credit Agreement also includes various events of default. Upon an event of default, commitments under the Credit Agreement may be terminated and outstanding borrowings may be accelerated.

Proceeds from the Credit Agreement must be used to refinance existing indebtedness, pay certain fees and expenses or fund ongoing working capital needs and general corporate purposes of the Borrower.

A copy of the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Credit Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)                               Exhibits:

Exhibit Number	Description

10.1	Credit Agreement, dated as of March 27, 2026, by and among Ares Holdings L.P., the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as administrative agent
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT CORPORATION

Dated: March 31, 2026

	By:	/s/ Jarrod Phillips
	Name:	Jarrod Phillips
	Title:	Chief Financial Officer (Principal Financial & Accounting Officer)

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